UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

EcoEmissions Solutions, Inc.
(Exact name of registrant as specified in its charter) (formerly Resource Group, Inc.)

Delaware	333-150463	80-0154562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3250 Oakland Hills, Fairfield, California
(Address of principal executive offices)

     (707) 208-6368
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

BACKGROUND

On May 10, 2010, EcoEmmissions Solutions, Inc (“Solutions”, the “Registrant” or the “Company”) was notified that the escrow agreement of December 2009 concerning the sale of the certain shares of the Company has been successfully completed.

Item 1.01 Entry into a Material Definitive Agreement. Escrow Agreement

The escrow agreement concerning the purchase of certain shares of the Company’s stock as disclosed in its 8-K filing of December 8, 2009 has been completed.

Item 5.01 Changes of Control of Registrant

The disclosures set forth under Item 1.01 and 5.02 are incorporated into this Item 5.01

Item 5.02 Departures of Directors or Certain Officers;

Effective May 10, 2010 Ken Greenlaw resigned his position as a director for personal reasons. There were no disagreements between the Company and Mr. Greenlaw.

The Company now has three directors and officer who will remain in their capacities which are:
               Larry Lorenz remains as Director, President and Chief Executive Office
               Thomas L. Crom remains as Secretary, Treasurer and Chief Financial Officer
               Jimmy Gieskoff remains as a Director

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EcoEmissions Solutions Inc.

Dated: May 10, 2010	By:	/s/ Larry N. Lorenz
Name: Larry N. Lorenz
Title: Chief Executive Officer